As filed with the Securities and Exchange Commission on July 30, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sirius XM Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-4680139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1221 Avenue of the Americas, 35th Floor

New York, New York 10020

(Address of registrant’s principal executive offices, including zip code)

Sirius XM Holdings Inc. 2024 Long-Term Stock Incentive Plan

(Full title of the plan)

Eve Konstan, Esq.

Executive Vice President, Chief Legal Officer and Secretary

Sirius XM Holdings Inc.

1221 Avenue of the Americas, 35th Floor

New York, New York 10020

(212) 584-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all notices, orders and communications to:

Karen Hsu Kelley, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Sirius XM Holdings Inc., a Delaware corporation (the “Registrant”), for the purpose of registering an additional 7,200,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), to be issued under the Sirius XM Holdings Inc. 2024 Long-Term Stock Incentive Plan as amended by Amendment No. 1 to the plan (as amended, the “Plan) which was approved by the Registrant’s stockholders at its 2026 Annual Meeting of Stockholders held on May 28, 2026. Pursuant to General Instruction E to Form S-8, the contents of the effective registration statement of the Registrant on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Plan (Registration Statement No. 333-282066), including the information contained therein, is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on February 5, 2026;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, filed with the Commission on April 30, 2026, and for the quarterly period ended June 30, 2026, filed with the Commission on July 30, 2026;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 29, 2026, February 26, 2026, February 27, 2026, March 4, 2026, March 5, 2026, March 10, 2026, June 1, 2026 and July 30, 2026; and

(d)	The description of the Registrant’s Common Stock contained in the Form 8-A (File No. 000-56686) filed with the Commission on September 9, 2024, relating to the Registrant’s Common Stock, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit No.	Document

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on September 10, 2024).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on September 10, 2024).

4.3	Form of Sirius XM Holdings Inc. 2024 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.1 filed with the Form S-4 (File No. 333- 276758) filed with the Commission on July 19, 2024).

4.4	Amendment No. 1 to The Sirius XM Holdings Inc. 2024 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on June 1, 2026).

5.1	Opinion of Simpson Thacher & Bartlett LLP.*

23.1	Consent of KPMG LLP.*

23.3	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).*

24.1	Power of Attorney (included in the signature page to this Registration Statement).*

107	Filing Fee Table.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 2026.

SIRIUS XM HOLDINGS INC.

By:	/s/ Eve Konstan
Eve Konstan
Executive Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, hereby constitute and appoint Eve Konstan and Ruth A. Ziegler, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of July, 2026.

Signature	Title
/s/ Jennifer C. Witz	Chief Executive Officer (Principal Executive Officer) and Director
Jennifer C. Witz

/s/ Zac Coughlin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Zac Coughlin

/s/ Gregory B. Maffei	Chairman of the Board of Directors and Director
Gregory B. Maffei

/s/ Eddy W. Hartenstein	Director
Eddy W. Hartenstein

/s/ Evan D. Malone	Director
Evan D. Malone

/s/ Jonelle Procope	Director
Jonelle Procope

/s/ Michael Rapino	Director
Michael Rapino

/s/ Kristina M. Salen	Director
Kristina M. Salen

/s/ Dave Stephenson	Director
Dave Stephenson

/s/ Anjali Sud	Director
Anjali Sud

/s/ David M. Zaslav	Director
David M. Zaslav